Exhibit 99.1

Jefferies and SMBC Group Announce Strategic Alliance to Drive Growth

Jefferies and SMBC Group to Collaborate on Future Business Opportunities
to Enhance Value to Their Clients and Accelerate Strategic Initiatives

SMBC Group to Provide Credit Facilities to Jefferies Finance LLC ($1.9 Billion)
and Jefferies Group LLC ($350 million)

SMBC Group to Purchase up to 4.9% of Jefferies Common Shares in the Open Market

NEW YORK & TOKYO--(BUSINESS WIRE)-- Jefferies Financial Group, Inc (NYSE: JEF) (“Jefferies Financial”), the parent company of Jefferies Group LLC (“Jefferies Group”) (together hereafter referred to as “Jefferies”), and Sumitomo Mitsui Financial Group, Inc. (NYSE: SMFG), Sumitomo Mitsui Banking Corporation (“SMBC”) and SMBC Nikko Securities Inc. (“SMBC Nikko”) (together hereafter referred to as “SMBC Group”) announced today that they have entered into a Strategic Alliance to collaborate on future corporate and investment banking business opportunities.

Through the Strategic Alliance, Jefferies and SMBC Group will coordinate across highly accretive growth areas in the corporate and investment banking business. These initiatives are expected to strengthen the existing businesses of both firms, and enhance each firm’s ability to support its clients’ needs.  Jefferies and SMBC Group will, among other things, coordinate efforts in the U.S. leveraged finance business to expand and scale existing offerings; form a global strategic partnership to seek cross-border M&A opportunities involving Japanese companies; and jointly pursue investment banking, capital markets and financing opportunities by leveraging both companies’ respective strengths initially in the U.S. Healthcare sector.

SMBC will also provide financing to Jefferies Finance LLC (“JFIN”), the leveraged finance underwriting affiliate of Jefferies, to expand JFIN’s and Jefferies’ leveraged finance origination and underwriting efforts, as well as financing to Jefferies Group.  SMBC’s financing to JFIN is in the form of a $1.65 billion revolving credit facility and a $250 million subordinated loan to support JFIN’s lending capabilities, and the financing to Jefferies is in the form of a $350 million revolving credit facility.

SMBC Group intends to solidify its relationship with Jefferies by acquiring in the open market up to 4.9% of the publicly traded shares of common stock of Jefferies Financial, reflecting an approximately $386 million equity investment based on the closing stock price as of July 13, 2021, subject to receipt of Hart Scott Rodino clearance.

Rich Handler, Jefferies’ CEO, and Brian Friedman, its President, stated:  “We are pleased and excited to enter into this Alliance with SMBC Group and to get their support for Jefferies’ continued growth and momentum.  We believe the Alliance will further strengthen our already robust Investment Banking and Capital Markets capabilities.  We view the Alliance as the beginning of a long-term relationship with SMBC Group, and we look forward to many years of partnering on many aspects of our respective businesses to best serve our clients.   We are particularly pleased to welcome SMBC Group as our soon-to-be newest shareholder.”

President and Group CEO of SMBC Group, Jun Ohta, and Yuichiro Kondo, CEO of SMBC Nikko commented: “We are pleased to enter into this strategic partnership with Jefferies to help accelerate the growth of the Corporate and Investment Banking businesses of both institutions, and to enhance our clients’ global advisory and product needs.  We look forward to working with Jefferies, which is a global investment banking firm that provides a full range of investment and capital markets products and services and expect great things from the Alliance.“

Citi served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to SMBC Group. Jefferies Group served as financial advisor to Jefferies Financial and Jefferies Group.

About Jefferies Financial Group, Inc.

Jefferies is the largest independent, global, full-service investment banking firm headquartered in the U.S. Focused on serving clients for nearly 60 years, Jefferies is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, advisory, sales and trading, research and wealth management services across all products in the Americas, Europe and Asia. Jefferies’ Leucadia Asset Management division is a growing alternative asset management platform.

About Sumitomo Mitsui Financial Group, Inc.

SMBC Group is one of the largest financial institutions headquartered in Japan, with an established presence across all consumer and corporate banking businesses. Through the subsidiaries and affiliates, SMBC Group offers a diverse range of financial services, including commercial banking, leasing, securities, credit card, consumer finance and other services. SMBC Group’s consolidated total assets were ¥ 242.6 trillion as of March 31, 2021.

About Sumitomo Mitsui Banking Corporation

SMBC is a commercial banking entity within SMBC Group and is one of the largest commercial banks globally on the basis of total assets. It provides an extensive range of corporate and consumer banking services in Japan and globally.

About SMBC Nikko Securities Inc.

SMBC Nikko is one of the leading full-line securities company in Japan covering all client segments with a broad range of financial products and services through its international network.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements speak only as of the date they are made; we do not assume any duty, and do not undertake, to update any forward-looking statements. Furthermore, because forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results or outcomes to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

Contacts:
Jonathan Freedman
Head of Marketing and Communications
Jefferies Group LLC
Tel. (212) 778-8913

AnneMarie Laorenza
Head of Corporate Marketing and Communications
Sumitomo Mitsui Banking Corporation
Tel. (212) 256-7216